UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 8, 2008

UNIVERSAL FOG, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51060
(Commission File Number)

86-0827216
(I.R.S. Employer Identification No.)

168 Binbei Street
Songbei District, Harbin City
Heilongjiang Province, The People’s Republic of China
(Address of Principal Executive Offices) (Zip Code)

011-86-451 8989 1246
(Registrant's Telephone Number, Including Area Code)

_____________________________________________
(Former Name or Former Address, if changed since last report)

This Current Report on Form 8-K/A is filed by Universal Fog, Inc., a Delaware corporation (the “Registrant”), in connection with the termination of Keith Zhen as the independent registered public accountant of the two subsidiaries of the Registrant. It amends a Form 8-K that was filed with the Commission on May 9, 2008 to include Mr. Zhen’s Letter to the Commission, dated May 14, 2008, which is attached as Exhibit 16.1 hereto.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

16.1    Letter from Keith Zhen to the Securities and Exchange Commission dated May 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Universal Fog, Inc.

By: /s/ Sun, Xin
Sun, Xin
Chairman

DATED: May 16, 2008